Exhibit 99.1

NEWS RELEASE

JOHN R. KEMP III TO RETIRE FROM KOSMOS ENERGY’S

 BOARD OF DIRECTORS

DALLAS, Texas, July 18, 2013 — Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today that John R. Kemp III intends to retire as Kosmos Energy’s Chairman.  Kemp will continue to serve in his current capacity until a successor is named. Kosmos’ Board of Directors has initiated a search process to identify a new Chairman.

Kemp joined the Company’s Board as an independent director in 2005. Subsequently, he was named Chairman of the Board in early 2011, shortly before the Company completed its initial public offering. Kemp served in various capacities for 34 years at Conoco (now ConocoPhillips) where he led ventures in both the domestic and international arenas prior to his tenure at Kosmos. He was granted a Bachelor of Science degree in petroleum and natural gas engineering from Pennsylvania State University in 1966 and is a Centennial Fellow and Alumni Fellow of the school’s College of Earth and Mineral Sciences.

Adebayo O. Ogunlesi, Chairman of the Nominating and Corporate Governance Committee, commented, “John has made significant contributions to Kosmos both as Chairman and as a member of the Board during his term with the Company.  On behalf of the Board of Directors, as well as the management and employees of Kosmos, I want to express our deepest appreciation for John’s incomparable service and support to the Company over the last eight years.”

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. The Company’s asset portfolio includes existing production and other major development projects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Ireland, Mauritania, Morocco and Suriname and onshore Cameroon. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and

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uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings.  The Company’s SEC filings are available on the Company’s website at www.kosmosenergy.com. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jon Cappon

+1.214.445.9669

jcappon@kosmosenergy.com